                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): August 17, 1999

                        Commission File Number- 0-29768

                                24/7 MEDIA, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                       13-3995672
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)


                                 1250 Broadway
                                   28th Floor
                            New York, New York 10001
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (212) 231-7100

Item 2. Acquisition of Assets


         This Form 8-K/A amends the Current Report of 24/7 Media, Inc. on Form 8-K filed on August 17, 1999 to incorporate Item 7 (a), the Financial Statements of Business Acquired.

         On August 10, 1999, 24/7 Media, Inc. ("24/7 Media" or "we") announced the $52.9 million acquisition of Music Marketing Network Inc. (d/b/a/ ConsumerNet), a privately-held New Jersey Corporation and a provider of email marketing solutions and database services. On August 17, 1999, we acquired all of the issued and outstanding shares of capital stock of ConsumerNet in a merger transaction whereby a subsidiary of 24/7 Media was merged with and into ConsumerNet. 24/7 Media also assumed all of the outstanding stock options of ConsumerNet under our stock incentive plan.

         Pursuant to the Agreement and Plan of Merger dated August 10, 1999 among 24/7 Media, Cloop Acquisition Corp. and ConsumerNet, 24/7 Media exchanged approximately 1,700,000 shares of its common stock, par value $.01 per share (the "24/7 Common Stock"), for all of the outstanding shares of capital stock of ConsumerNet. In connection with the merger, 24/7 Media also incurred transaction costs of approximately $320,000 and retired debt of approximately $2.6 million. The merger will be accounted for as a purchase business combination.

         The consideration payable by 24/7 Media was determined as a result of negotiation by and between 24/7 Media and ConsumerNet. The number of shares of 24/7 Media Common Stock issued to the holders of ConsumerNet common stock was determined based on an exchange rate of 0.312174547 shares of 24/7 Media Common Stock for each share of ConsumerNet common stock. The number of shares of 24/7 Media Common Stock issued to the holders of ConsumerNet preferred stock was determined based on an exchange rate of 113.698333 shares of 24/7 Media Common Stock for each share of ConsumerNet preferred stock through the issuance of common stock and cash of $1.6 million. Funds for such payment will be provided from 24/7 Media's cash on hand.

         The net assets of ConsumerNet acquired by 24/7 Media as a result of the merger transaction consisted of equipment, intellectual property, and other physical property. These assets are used in connection with the operation of ConsumerNet's email based direct marketing service. 24/7 Media intends to operate the business and use the assets as previously operated and used by ConsumerNet, provided that changing business conditions or strategic plans may lead to changes in ConsumerNet's operations in the future.

         The Agreement and Plan of Merger dated August 10, 1999 among 24/7 Media, Cloop Acquisition Corp. and ConsumerNet was filed with the Current Report on Form 8-K filed on August 17, 1999 as Exhibit 5.1 and is incorporated herein by reference. The press release dated August 10, 1999 was filed with the Current Report on Form 8-K filed on August 17, 1999 as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Reference is made to the audited financial statements of ConsumerNet required by this Form 8-K/A as listed under the heading Financial Statements of Music Marketing Network Inc.

         (b) Reference is made to the pro forma financial statements of 24/7 Media, Inc. required by this Form 8-K/A as listed under the heading Unaudited Pro Forma Combined Financial Statements.

         (c) Exhibits.

         5.1 Agreement and Plan of Merger, dated August 10, 1999, between the Company, Cloop Acquisition Corporation and Music Marketing Network Inc. (filed as Exhibit 5.1 to 24/7 Media, Inc.'s current report on Form 8-K for an event dated August 17, 1999 and incorporated herein by reference)

         23.1     Consent of Arthur Andersen LLP

         99.1 Press Release, dated August 10, 1999, regarding ConsumerNet (filed as Exhibit 99.1 to 24/7 Media, Inc.'s current report on Form 8-K for an event dated August 17, 1999 and incorporated herein by reference)

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        24/7 MEDIA, INC.



Date: October 28, 1999                  By: /s/ Mark E. Moran
                                            -----------------------------------
                                            Name:  Mark E. Moran
                                            Title: Senior Vice President and
                                                    General Counsel

                                  EXHIBIT INDEX


     Exhibit Number                        Description
     --------------                        -----------

         5.1 Agreement and Plan of Merger, dated August 10, 1999, between 24/7 Media, Inc., Cloop Acquisition Corporation and Music Marketing Network Inc. (incorporated herein by reference to the Current Report on Form 8-K for an event dated August 17, 1999 and incorporated herein by reference)

         23.1     Consent of Arthur Andersen LLP

         99.1 Press Release, dated August 10, 1999, regarding ConsumerNet. (incorporated herein by reference to the Current Report on Form 8-K for an event dated August 17, 1999 and incorporated herein by reference)

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Combining Balance Sheet as of June 30, 1999 gives effect to the acquisition of ConsumerNet as if the acquisition had occurred on that date. The unaudited Pro Forma Combining Statements of Operations for the six months ended June 30, 1999 and the year ended December 31, 1998 gives effect to the acquisition of ConsumerNet as if it had occurred at the beginning of the periods presented.

Under the terms of the transaction, the holders of ConsumerNet common stock received shares of 24/7 Media common stock on the basis of an exchange ratio of
0.312174547 shares of 24/7 Media Common Stock for each share of ConsumerNet common stock. The number of shares of 24/7 Media Common Stock issued to the holders of ConsumerNet preferred stock was determined on the basis of an exchange ratio of 113.698333 shares of 24/7 Common Stock for each share of ConsumerNet preferred stock. The conversion ratio was determined through arm's length negotiations.

The consideration paid by 24/7 Media in connection with the acquisition of approximately $51.8 million consisted of the following;

     o The issuance of approximately 1.7 million shares of 24/7 Media Common Stock valued at approximately $45.0 million as consideration for all ConsumerNet shares outstanding;

     o the repayment of ConsumerNet's debt of approximately $2.5 milllion as well as accrued interest of $109,000 through the issuance of approximately 33,000 shares of 24/7 Media Common Stock and cash of approximately $1.6 million;

     o the payment of accrued preferred stock dividends amounting to $360,000 to ConsumerNet's preferred stockholders as of June 30, 1999;

     o the payment of employee bonuses triggered by the transaction, through the issuance of approximately 39,000 shares of 24/7 Media common stock valued at approximately $1.0 million and cash of approximately $700,000;

     o the value of the ConsumerNet options exchanged for 24/7 options of approximately $1.9 million; and

     o    estimated transaction costs of $320,000.

We will record the merger as a purchase transaction. For accounting purposes, 24/7 Media, will be deemed to be the surviving corporation in the merger. The pro forma adjustments are based upon currently available information and upon assumptions that management of each of 24/7 Media and ConsumerNet believes are reasonable. We will account for the merger based upon the estimated fair market value of the net tangible and intangible assets (liabilities) acquired at the date of acquisition. The adjustments included in the Unaudited Pro Forma Combining Financial Statements represent the preliminary determination of these adjustments based upon available information. We cannot assure you that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

We have allocated a portion of the purchase price to the net book value of the acquired assets and liabilities of ConsumerNet as of the date of acquisition. The excess of the purchase price over the net book value of the acquired assets and liabilities of ConsumerNet has preliminarily been allocated to goodwill and other intangibles. Goodwill and other intangibles will be amortized over a period of 4 years, the estimated expected period of benefit. The allocation is preliminary and may be subject to change upon further evaluation of fair value of the acquired assets and liabilities of ConsumerNet at the date of acquisition as well as potential identification of certain intangible assets.

The Unaudited Pro Forma Combining Financial Statements are intended for informational purposes only and are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transactions had been consummated as of the indicated dates. The Unaudited Pro Forma Combining Financial Statements should be read in conjunction with and are qualified by the historical financial statements and supplemental financial statements of 24/7 Media and historical financial statements of ConsumerNet, together with the related notes thereto. We have included the historical financial statements of ConsumerNet elsewhere in this document.

                                24/7 MEDIA, INC.
                  UNAUDITED PRO FORMA COMBINING BALANCE SHEETS
                               AS OF JUNE 30, 1999



                                                                                  PROFORMA
                                          24/7 MEDIA          CONSUMERNET           MERGER            PROFORMA
                                          HISTORICAL          HISTORICAL          ADJUSTMENTS         COMBINED
                                          ----------          -----------         -----------         --------
                ASSETS

Current Assets:
  Cash and cash equivalents............   $  97,116,000       $      58,000       $(1,579,000) (1)    $  94,430,000
                                                                                     (360,000) (1)
                                                                                     (109,000) (1)
                                                                                     (696,000) (1)
  Accounts receivable, net.............      18,061,000             636,000                              18,697,000
  Prepaid expenses and other current
    assets............................        1,979,000              45,000                               2,024,000
                                          -------------       -------------       -----------         -------------
          Total current assets........      117,156,000             739,000        (2,744,000)          115,151,000
                                          -------------       -------------       -----------         -------------

Property and equipment, net...........        9,595,000             122,000                               9,717,000
Goodwill, net.........................        8,392,000                --          52,868,000  (1)       61,260,000
Investments...........................       42,971,000                --                                42,971,000
Deferred compensation to third
  parties.............................        3,244,000                --                                 3,244,000
Other Assets..........................          467,000              32,000                                 499,000
                                          -------------       -------------       -----------         -------------
          Total assets................    $ 181,825,000        $    893,000       $50,124,000         $ 232,842,000
                                          -------------       -------------       -----------         -------------
                                          -------------       -------------       -----------         -------------

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................   $  12,687,000       $     892,000         $(109,000) (1)    $  13,470,000
  Accrued liabilities..................       2,897,000           1,326,000          (360,000) (1)        4,183,000

                                                                                      320,000  (1)
  Loans payable........................            --               170,000          (170,000) (1)               --
  Short term credit line...............            --               300,000          (300,000) (1)               --
  Current installments - capital
    leases.............................          22,000                --                                    22,000
  Deferred revenue.....................         758,000              90,000                                 848,000
                                          -------------       -------------       -----------         -------------
          Total current liabilities....      16,364,000           2,778,000          (619,000)           18,523,000
                                          -------------       -------------       -----------         -------------

Obligations -capital leases,
  excluding current....................          49,000                --                                    49,000
Long-term debt.........................                           2,000,000        (2,000,000)(1)                --

Stockholders' equity:
   Preferred Stock.....................            --                  --                --
   Common Stock........................         202,000              42,000            17,000 (1)           219,000
                                                                                      (42,000)(1)
  Additional paid-in capital...........     220,620,000           3,456,000        46,926,000 (1)       269,461,000
                                                                                   (3,456,000)(1)
                                                                                    1,915,000 (1)

  Deferred stock compensation..........        (288,000)               --                                  (288,000)
  Accumulated comprehensive
    income (loss)......................          20,000                                                      20,000
  Accumulated deficit..................     (55,142,000)      $  (7,383,000)        7,383,000 (1)       (55,142,000)
                                          -------------       -------------       -----------         -------------

          Total stockholders' equity...     165,412,000          (3,885,000)       52,743,000           214,270,000
                                          -------------       -------------       -----------         -------------

Commitments and contingencies

          Total liabilities and
            stockholders' equity.......   $ 181,825,000       $     893,000       $50,124,000         $ 232,842,000
                                          -------------       -------------       -------------       -------------
                                          -------------       -------------       -------------       -------------



       See accompanying notes to unaudited proforma financial statements.

                                24/7 MEDIA, INC.
              UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS


                                                                  SIX MONTHS ENDED JUNE 30, 1999
                                                 ------------------------------------------------------------------
                                                                                     PROFORMA
                                                 24/7 MEDIA        CONSUMERNET        MERGER             PROFORMA
                                                 HISTORICAL         HISTORICAL      ADJUSTMENTS          COMBINED
                                                 ----------        -----------      -----------         -----------


Total revenues.........................          $28,605,000      $ 1,673,000      $                    $30,278,000
Cost of revenues.......................           21,858,000        1,062,000                            22,920,000
                                                ------------     ------------      -----------          -----------


       Gross profit....................            6,747,000          611,000                             7,358,000
                                                ------------     ------------      -----------          -----------

Operating expenses:
    Sales and marketing................            7,948,000          185,000                             8,133,000
    General and administrative.........            8,732,000        1,212,000                             9,944,000
    Product development................            1,242,000               -                              1,242,000
    Amortization of goodwill...........            4,380,000               -         6,609,000 (3)       10,989,000
                                                ------------     ------------      -----------          -----------
       Total operating expenses........           22,302,000        1,397,000        6,609,000           30,308,000
                                                ------------     ------------      -----------          -----------
       Loss from operations............          (15,555,000)        (786,000)      (6,609,000)         (22,950,000)

Interest income........................            1,203,000               -                              1,203,000
Interest expense.......................              (55,000)        (135,000)         135,000 (2)          (55,000)
                                                ------------     ------------      -----------         ------------

       Net Loss........................          (14,407,000)        (921,000)      (6,474,000)         (21,802,000)
Cummulative dividends on preferred
  stock................................                  -           (112,000)         112,000 (5)             -
                                                ------------     ------------      -----------         ------------
Net loss attributable  to common
  stockholders.........................         $(14,407,000)    $ (1,033,000)     $(6,362,000)         (21,802,000)
                                                ------------     ------------      -----------         ------------
                                                ------------     ------------      -----------         ------------
Net loss per share attributable to
  common stockholders- basic and
  diluted..............................         $      (0.80)                     $       -            $      (1.10)
                                                ------------                       -----------         ------------
                                                ------------                       -----------         ------------
Weighted average shares
  outstanding..........................           18,053,643                         1,738,000 (4)       19,791,643
                                                ------------                       -----------         ------------
                                                ------------                       -----------         ------------



       See accompanying notes to unaudited proforma financial statements.

                                24/7 MEDIA, INC.
              UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS


                                                                   YEAR ENDED DECEMBER 31, 1998
                                               -----------------------------------------------------------------------
                                                                                    PROFORMA
                                               24/7 MEDIA       CONSUMERNET          MERGER              PROFORMA
                                               HISTORICAL        HISTORICAL       ADJUSTMENTS            COMBINED
                                               -----------      -----------       -----------            --------

Total revenues.........................         $ 20,866,000       $ 2,430,000       $                    $ 23,296,000
Cost of revenues.......................           16,149,000         2,043,000                              18,192,000
                                                 -----------       -----------       -------------        ------------
         Gross profit..................            4,717,000           387,000                               5,104,000
                                                 -----------       -----------       -------------        ------------
Operating expenses:
    Sales and marketing................            8,235,000           483,000                               8,718,000
    General and administrative.........            9,396,000         2,133,000                              11,529,000
    Product development................            2,097,000                 -                               2,097,000
    Write-off of property and
      equipment........................            5,000,000                                                 5,000,000
    Amortization of goodwill...........            5,722,000                 -         13,217,000 (3)       18,939,000
                                                 -----------       -----------          ----------        -------------
         Total operating expenses......           30,450,000         2,616,000         13,217,000           46,283,000
                                                 -----------       -----------       -------------        -------------
         Loss from operations..........          (25,733,000)       (2,229,000)       (13,217,000)         (41,179,000)

Interest income........................              886,000                 -                                 886,000
Interest expense.......................             (310,000)         (147,000)           147,000 (2)         (310,000)
                                                 -----------       -----------       -------------        -------------
                    Net loss...........          (25,157,000)       (2,376,000)       (13,070,000)         (40,603,000)

Cumulative dividends on preferred
   stock...............................             (276,000)         (300,000)           300,000 (5)         (276,000)
                                                 -----------       -----------       -------------        -------------
Net loss attributable to common
   stockholders........................         $(25,433,000)      $(2,676,000)      $(12,770,000)        $(40,879,000)
                                                 -----------       -----------       -------------        -------------
                                                 -----------       -----------       -------------        -------------
Net loss per share attributable to
   common stockholders - basic and
   diluted.............................         $     (2.48)                         $          -         $      (3.41)
                                                 -----------                         -------------        -------------
                                                 -----------                         -------------        -------------
Weighted average shares outstanding....           10,248,677                            1,738,000 (4)      11,986,677
                                                 -----------                         -------------        -------------
                                                 -----------                         -------------        -------------



       See accompanying notes to unaudited proforma financial statements.

24/7 Media, Inc.

NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS


(1) Reflects the acquisition by 24/7 Media of ConsumerNet at June 30, 1999 as follows:

         (i) the issuance of approximately 1.7 million common shares of 24/7 Media using an exchange ratio of .312174547 shares of 24/7 Media for each common share of ConsumerNet and an exchange ratio of 113.698333 shares of 24/7 Media for each preferred share of ConsumerNet;

         (ii) the repayment of ConsumerNet's debt of approximately $2.5 million as well as accrued interest of $109,000 through the issuance of approximately 33,000 shares of 24/7 Media common stock and cash of approximately $1.6 million;

         (iii) the payment of accrued preferred stock dividends of $360,000 to ConsumerNet preferred stockholders as of June 30, 1999 in cash;

         (iv) the payment of employee bonuses triggered by the transaction, through the issuance of approximately 39,000 shares of 24/7 Media common stock and cash of approximately $700,000;

         (v) the value of options exchanged for outstanding ConsumerNet options. Such value has been determined using the Black-Scholes method assuming 150% volatility, an average risk free interest rate of 5.8%, and an average exercise period of 3 years;

         (vi) estimated transaction costs of $320,000; and

         (vii) the elimination of historical net liabilities acquired comprised of ConsumerNet historical stockholders' equity, historical debt and related interest repaid in the merger, and accrued dividends paid.



       Issuance of Common Stock:
        (i)  Shares issued to acquire all ConsumerNet shares outstanding.........    1,666,000
        (ii)  Shares issued for repayment of debt................................       33,000
        (iv) Shares issued for bonus liability...................................       39,000
                                                                                  ------------
       Number of shares issued to acquire ConsumerNet............................    1,738,000
       Per share price........................................................... $      27.01
                                                                                  ------------

       Value of shares issued....................................................                        $46,943,000
 (ii)  Repayment of debt and interest............................................                          1,579,000
(iii)  Repayment of accrued dividends............................................                            360,000
 (iv)  Payment of employee bonus liability.......................................                            696,000
 (v)   Value of options exchanged................................................                          1,915,000
 (vi)  Estimated transaction costs...............................................                            320,000
                                                                                                        ------------
       Purchase price............................................................                         51,813,000
(vii)  Add: Net liabilities assumed..............................................   (3,885,000)
       ConsumerNet debt and interest repaid per above............................    2,470,000
       ConsumerNet accrued dividends per above...................................      360,000
                                                                                  -------------

                                                                                    (1,055,000)

       Excess of cost over historical net assets acquired........................                        $52,868,000
                                                                                                        ------------
                                                                                                        ------------


24/7 Media has made a preliminary allocation of excess cost over estimated net assets acquired to goodwill and other intangibles as ConsumerNet's assets and liabilities are estimated to approximate fair value.

(2) Reflects the elimination of interest expense attributable to ConsumerNet's debt repaid in the acquisition.

(3) Reflects amortization expense of the goodwill and other intangibles by use of the straight-line method over the estimated expected period of benefit of 4 years. The allocation is preliminary and may be subject to change upon further evaluation of fair value of the acquired assets and liabilities of ConsumerNet at the date of acquisition as well as potential identification of certain intangible assets.

(4) The average common shares outstanding used in calculating pro forma basic net loss per common share is calculated assuming that the estimated number of shares of 24/7 Media's common stock to be issued in the merger were outstanding from the beginning of the periods presented. Options to purchase shares of common stock were not included in computing pro forma diluted earnings per common share because their inclusion would be antidilutive.

(5) The elimination of ConsumerNet's accrued dividends on preferred shares.

                          MUSIC MARKETING NETWORK, INC.

                               (D/B/A CONSUMERNET)


                       FINANCIAL STATEMENTS AS OF AND FOR

                   THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                  TOGETHER WITH

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of

         Music Marketing Network Inc.:


We have reviewed the accompanying balance sheets of Music Marketing Network Inc. (the Company) as of June 30, 1999 and 1998, and the related statements of operations, shareholders' deficit and cash flows for the six months then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.




Roseland, New Jersey
September 9, 1999

                             MUSIC MARKETING NETWORK

                               (D/B/A CONSUMERNET)

                                 BALANCE SHEETS

                          AS OF JUNE 30, 1999 AND 1998

                                   (UNAUDITED)

                                         ASSETS                                               1999              1998
                                                                                           -----------       -----------
CURRENT ASSETS:
   Cash and cash equivalents                                                               $    58,115       $   170,009
   Accounts receivable, less allowance for doubtful accounts of $222,819 and $31,526,
     as of June 30, 1999 and 1998, respectively                                                636,430           693,320
   Prepaid and other current assets                                                             45,104            52,075
                                                                                           -----------       -----------
                Total current assets                                                           739,649           915,404

PROPERTY AND EQUIPMENT, net                                                                    121,778           177,058

OTHER ASSETS                                                                                    31,643            32,266
                                                                                           -----------       -----------
                Total assets                                                               $   893,070       $ 1,124,728
                                                                                           ===========       ===========

                         LIABILITIES AND SHAREHOLDERS' DEFICIT

LIABILITIES:
   Current liabilities-
     Convertible note payable                                                              $        --       $ 1,770,000
     Loan payable                                                                               20,000                --
     Short-term borrowings                                                                     300,000                --
     Note payable                                                                              150,000           150,000
     Accounts payable                                                                          892,008           771,647
     Accrued liabilities                                                                     1,326,301           642,269
     Deferred revenue                                                                           90,113                --
                                                                                           -----------       -----------
                Total current liabilities                                                    2,778,422         3,333,916

LONG-TERM DEBT                                                                               2,000,000                --

SHAREHOLDERS' DEFICIT:
   Common stock, $.01 par value - 10,000,000 shares authorized, 4,207,203 shares issued and outstanding at June 30, 1999; 5,000,000 shares authorized,
     2,609,126 shares
     issued and outstanding at June 30, 1998                                                    42,072            26,091
   Convertible preferred stock, Series A, $0.01 par value, 2,500 shares authorized, 0 issued and outstanding at June 30, 1999; 2,500 shares authorized, issued and
     outstanding at June 30, 1998                                                                   --                25
   Convertible preferred stock, Series B, $0.01 par value, 500 shares authorized, 0 issued and outstanding at June 30, 1999; 500 shares authorized, issued and
     outstanding at June 30, 1998                                                                   --                 5
   Convertible preferred stock, Series C, $0.01 par value, 3,000 shares authorized, issued and outstanding at June 30, 1999; 2,000 shares authorized, 0 issued and
     outstanding at June 30, 1998                                                                   30                --
   Additional paid-in capital                                                                3,455,256         3,226,405
   Accumulated deficit                                                                      (7,382,710)       (5,461,714)
                                                                                           -----------       -----------
                 Total shareholders' deficit                                                (3,885,352)       (2,209,188)
                                                                                           -----------       -----------
                 Total liabilities and shareholders' deficit                               $   893,070       $ 1,124,728
                                                                                           ===========       ===========

      The accompanying notes are an integral part of these balance sheets.

                             MUSIC MARKETING NETWORK

                               (D/B/A CONSUMERNET)


                            STATEMENTS OF OPERATIONS

                 FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                   (UNAUDITED)

                                                                            1999              1998
                                                                         -----------       -----------
REVENUES                                                                 $ 1,673,166       $ 1,279,599
                                                                         -----------       -----------

COST OF REVENUES                                                           1,062,339         1,091,845
                                                                         -----------       -----------
                  Gross profit                                               610,827           187,754

OPERATING EXPENSES:
   Sales and marketing                                                       185,492           282,525
   General and administrative                                              1,016,758         1,220,955
   Noncash compensation expense                                              195,000                --
                                                                         -----------       -----------
                Total operating expenses                                   1,397,250         1,503,480
                                                                         -----------       -----------
                Loss from operations                                        (786,423)       (1,315,726)

INTEREST EXPENSE                                                             135,410            58,845
                                                                         -----------       -----------

                Loss before income from discontinued operations and
                  provision for income taxes                                (921,833)       (1,374,571)

INCOME FROM DISCONTINUED OPERATIONS                                            5,234           223,813
                                                                         -----------       -----------
                Loss before provision for income taxes                      (916,599)       (1,150,758)

PROVISION FOR INCOME TAXES                                                     2,062             1,045
                                                                         -----------       -----------
                Net loss                                                  $ (918,661)      $(1,151,803)
                                                                         ===========       ===========



        The accompanying notes are an integral part of these statements.

                             MUSIC MARKETING NETWORK

                               (D/B/A CONSUMERNET)


                       STATEMENTS OF SHAREHOLDERS' DEFICIT

                 FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                   (UNAUDITED)

                                                                  Convertible Preferred Stock           Additional
                                                Common       --------------------------------------       Paid-in     Accumulated
                                                 Stock       Series A       Series B       Series C       Capital       Deficit
                                                -------      --------       --------       -------      -----------   -----------
BALANCE AS OF JANUARY 1, 1998                   $26,091      $     25       $      5       $    --      $ 3,226,405   $(4,161,144)
   Dividends on Series A and Series B
     preferred stock                                 --            --             --            --               --      (148,767)
   Net loss                                          --            --             --            --               --    (1,151,803)
                                                -------      --------       --------       -------      -----------   -----------

BALANCE AS OF JUNE 30, 1998                     $26,091      $     25       $      5       $    --      $ 3,226,405   $(5,461,714)
                                                =======      ========       ========       =======      ===========   ===========

BALANCE AS OF JANUARY 1, 1999                   $26,091      $     25       $      5       $    --      $ 3,226,405   $(6,675,007)
   Conversion of Series A preferred stock
     into Series C                                   --           (25)            --            25               --            --
   Conversion of Series B preferred stock
     into Series C                                   --            --             (5)            5               --            --
   Conversion of loan payable into
     common stock                                15,981            --             --            --          114,019            --
   Conversion of shareholder contribution
     into debt                                       --            --             --            --          (80,168)           --
   Dividends on Series A and Series B
     preferred stock                                 --            --             --            --               --      (111,782)
   Cancellation of dividends in connection
     with Series C issuance (Note 9)                 --            --             --            --               --       322,740
   Noncash compensation expense                      --            --             --            --          195,000            --
   Net loss                                          --            --             --            --               --      (918,661)
                                                -------      --------       --------       -------      -----------   -----------

BALANCE AS OF JUNE 30, 1999                     $42,072      $     --       $     --       $    30      $ 3,455,256   $(7,382,710)
                                                =======      ========       ========       =======      ===========   ===========


        The accompanying notes are an integral part of these statements.

                             MUSIC MARKETING NETWORK

                               (D/B/A CONSUMERNET)


                            STATEMENTS OF CASH FLOWS

                 FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                   (UNAUDITED)

                                                                                      1999             1998
                                                                                    ---------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                         $(918,661)      $(1,151,803)
   Adjustments to reconcile net loss to net cash used in operating activities-
       Depreciation and amortization                                                   54,664            40,248
       Noncash compensation expense                                                   195,000                --
       Changes in operating assets and liabilities-
         Increase in accounts receivable                                             (196,620)         (274,166)
         Decrease (increase) in prepaids and other current assets                      14,506           (22,883)
         Decrease in net assets from discontinued operations                               --            64,188
         Decrease in other assets                                                       1,601            17,684
         Increase in accounts payable                                                  15,918           401,487
         Increase (decrease) in accrued liabilities                                   528,087          (623,319)
         Increase (decrease) in deferred revenue                                       55,766           (30,197)
                                                                                    ---------       -----------

                    Net cash used in operating activities                            (249,739)       (1,578,761)
                                                                                    ---------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES --
   Purchases of property and equipment                                                (27,993)          (28,515)
                                                                                    ---------       -----------

                    Net cash used in investing activities                             (27,993)          (28,515)
                                                                                    ---------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from convertible note payable                                                  --         1,620,000
   Proceeds from note payable                                                              --           150,000
   Proceeds from short term borrowings                                                300,000                --
                                                                                    ---------       -----------

                    Net cash provided by financing activities                         300,000         1,770,000
                                                                                    ---------       -----------

                    Net increase in cash and cash equivalents                          22,268           162,724

CASH AND CASH EQUIVALENTS, beginning of period                                         35,847             7,285
                                                                                    ---------       -----------

CASH AND CASH EQUIVALENTS, end of period                                            $  58,115       $   170,009
                                                                                    =========       ===========

                                       -2-



                                                                    1999          1998
                                                                  --------      --------

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the period for-
     Interest                                                     $ 18,243      $  1,928
     Taxes                                                              --            --
                                                                  ========      ========

   Noncash financing activities-
     Conversion of loans payable to equity                        $130,000      $     --
                                                                  ========      ========
     Dividends declared but not paid                              $111,782      $148,767
                                                                  ========      ========
     Dividends cancelled in connection with recapitalization
       (see Note 9)                                               $322,740      $     --
                                                                  ========      ========




        The accompanying notes are an integral part of these statements.

                             MUSIC MARKETING NETWORK

                               (D/B/A CONSUMERNET)


                          NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 1999 AND 1998

                                   (UNAUDITED)



(1)  NATURE OF OPERATIONS:

       Music Marketing Network, Inc. (d/b/a ConsumerNet) (the "Company") was incorporated on February 3, 1992 as a C corporation and has no subsidiaries.

       The Company originally operated solely in the music industry. The Company has the following two principal divisions: marketing services, which includes consumer merchandising, and consumer information management. As discussed in Note 10, a decision was made in January 1998 to discontinue consumer merchandising.

       The Company provides a wide variety of integrated services to music artists, record labels, distributors, retailers, publishers and other entertainment companies.

       During 1998, the Company entered into e-mail marketing and is now a leading provider of e-mail marketing solutions. The Company acquires, manages and markets self-reported consumer preference information from both online and offline data sources, creating one of the industry's largest "opt-in" cooperative database of demographic and psychographic consumer preference information. The Company's database consists of consumers who have provided self-reported information in more than 20 major categories. Merging its technological and database management expertise, the Company generates in-depth consumer profiles that reveal behavioral purchasing patterns. These findings enable the Company's clients to target promotions to consumers.

       In June 1999, the Company entered into a recapitalization agreement with Metromail Corp. ("Metromail") whereby the outstanding Series A and Series B Convertible Preferred Stock were converted into 3,000 shares of Series C Convertible Preferred Stock. The terms of the Series C are more fully described in Note 8. In connection with the recapitalization, the accumulated and unpaid dividends on the Series A and Series B were reduced by 50%.

(2)  SIGNIFICANT ACCOUNTING POLICIES:

       FINANCIAL INSTRUMENTS-

       The fair value of financial instruments, consisting of investments in cash and cash equivalents, receivables, obligations under accounts payable and debt instruments, approximates fair value at June 30, 1999 and 1998.

       USE OF ESTIMATES-

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       REVENUE RECOGNITION-

       Revenue is recognized as earned, which coincides with the completion of projects.

       CASH AND CASH EQUIVALENTS-

       The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

       PROPERTY AND EQUIPMENT-

       Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method over three to seven years.

       Property and equipment at June 30, 1999 and 1998 are as follows-

                                                  1999           1998
                                               ---------       ---------
                 Machinery and equipment       $ 337,594       $ 310,443
                 Furniture and fixtures           23,789           9,412
                 Accumulated depreciation       (239,605)       (142,797)
                                               ---------       ---------
                                               $ 121,778       $ 177,058
                                               =========       =========

       Depreciation expense was $54,664 and $40,248 for the six months ended June 30, 1999 and 1998, respectively.

       RECENTLY ISSUED ACCOUNTING STANDARDS-

       In June 1997, SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" were issued and are effective for periods beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting comprehensive income and its components. SFAS No. 131 establishes standards for reporting financial and descriptive information regarding an enterprise's operating segments. These standards increase financial reporting disclosures and had no impact on the Company's financial position or results of operations.

       In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-5 ("SOP 98-5") "Reporting on the Costs of Start-Up Activities." SOP 98-5 is effective for fiscal years beginning after December 15, 1998. The adoption of SOP 98-5 did not have a material impact on the financial position or results of operations for the period ending June 30, 1999.

(3)  CONVERTIBLE NOTE PAYABLE:

       On December 29, 1997, Metromail agreed to lend to the Company up to $1,500,000 under a convertible note payable (the "Note"). Advances under the note were payable on demand and bore interest at 10%. The Note was convertible at the holder's option into shares of common stock based on the then conversion price, as defined, on the date of conversion. As of June 30, 1998, $1,500,000 was outstanding under the note. Also as of June 30, 1998, Metromail advanced an additional $270,000 to the Company resulting in total borrowings from Metromail of $1,770,000.

       In connection with the borrowings under the Note, the Company issued 1,058,869 warrants to purchase common stock of the Company at an exercise price of $1.00 per share, which was in excess of fair market value at the time of issuance. At the time of the borrowings, the Company attributed no value to these warrants. In 1999, all of the outstanding warrants were cancelled in connection with the Company's recapitalization.

       In February 1999, the Note plus accrued interest and approximately $80,000 of shareholder contributions were converted into a $2,000,000 promissory note due at various dates through 2005, bearing interest at 10% and collateralized by all of the assets of the Company. The promissory note will be subordinated to any amount owing by the Company up to $550,000 with a lender for the purpose of obtaining working capital. The promissory note was paid in cash and stock in August 1999.

(4)  LOANS PAYABLE:

       During 1998, one stockholder and two investors advanced $150,000 to the Company under a loan payable. The loans matured on March 15, 1999. The loans bore interest at a stated amount of $15,000 in total. During the six months ended June 30, 1999, one of the stockholders and one investor converted $100,000 and $30,000 of their loans payable into 1,500,000 and 98,077 shares of common stock, respectively.

       The conversion of the $100,000 loan was deemed to have been done at less than fair market value of the Company's common stock at the conversion date. As a result, the Company recognized $195,000 of noncash compensation expense in connection with this conversion during the six months ended June 30, 1999.

(5)  NOTE PAYABLE:

       On January 30, 1998, the Company entered into a $150,000 demand note with Atlas Communications, Ltd. The demand note bears interest at a variable rate equal to the prime rate plus 2% (7.75% at June 30, 1999) per annum. The demand note was to be utilized for potential joint ventures with Atlas.

(6) SHORT-TERM BORROWINGS:

       During 1999, the Company entered into a short-term borrowing arrangement with a lender which permitted borrowings up to $500,000 for working capital purposes based on certain assets of the Company. Borrowings under this arrangement are senior to all other outstanding borrowings of the Company and bear interest at 17%. The arrangement expires in February 2000. In connection with this arrangement, the Company and the lender entered into an enhancement option agreement. This agreement provides for a cash enhancement fee of not less than $24,000 and not more than $75,000. The lender may choose to convert the cash fee into a stock option that will be exercisable at $1.00 per share. No value has been ascribed to this option. The short-term borrowings were paid in full subsequent to the sale of the Company (see Note 11) and the arrangement was terminated.

(7)  INCOME TAXES:

       The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which utilizes the asset and liability approach to measure income tax expense. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of certain assets and liabilities.

       The components of the Company's net deferred income tax assets at June 30, 1999 and 1998 are primarily net operating loss carryforwards, allowance for doubtful accounts and depreciation. The net operating loss carryforwards at December 31, 1998 amounted to approximately $5,300,000 and expire at various dates through the year 2018.

       Based upon the Company's historical taxable income record, management does not believe that it is more likely than not that the Company will realize any benefit of the net deferred tax assets at June 30, 1999 and 1998. Accordingly, a full valuation allowance has been recorded against the net deferred tax asset at June 30, 1999 and 1998.

(8)  OPERATING LEASES:

       The Company leases its office and warehouse facilities and certain equipment under noncancelable lease agreements. The lease on the Company's main office facilities expires in 2003; all other leases expire through 2001. The typical lease period is one to five years and most leases contain renewal options. Rent expense for operating leases was $77,074 and $130,339 for the six months ended June 30, 1999 and 1998, respectively.

       Commitments for all noncancelable operating leases at June 30, 1999 are as follows-

           2000                                   $205,254
           2001                                    177,464
           2002                                    176,775
           2003                                     45,075
                                                  --------
           Total minimum lease commitments        $604,568
                                                  ========

(9)  SHAREHOLDERS' DEFICIT:

       On January 2, 1997, the Initial Closing under the Purchase Agreement for the issuance of Series A Convertible Preferred Stock (the "Series A") was executed via the conversion of the Company's $700,000 bridge note payable, net of $87,200 of deferred financing costs, to Metromail into Series A and receipt of $1,800,000 in cash. In October 1997, Metromail purchased 500 shares of Series B Convertible Preferred Stock (the "Series B") for $500,000 cash. In conjunction with the Initial Closing, the Company also amended its articles of incorporation to increase the number of authorized common shares from 100 to 5,000,000.

       The Series A and Series B were convertible into common stock at a conversion rate of $3.8351 and $2.2953 per share, respectively. The Series A and Series B were convertible at any time at the option of the holder. The Series A and Series B accumulated dividends at a rate of 10% per share. During the six months ended June 30, 1999 and the six months ended June 30, 1998, the Company accumulated $111,782 and $148,767 of preferred dividends related to the Series A and Series B. As discussed in
       Note 1, the holders of the Series A and Series B had 50% of the accumulated dividends cancelled as part of their conversion of Series A and Series B preferred stock into Series C Preferred Stock in June 1999.

       In June 1999, the Company amended its Restated Certificate of Incorporation to increase its authorized shares of common stock $0.01 par value from 5,000,000 to 10,000,000. In addition, the Company authorized 3,000 shares of $0.01 par value Series C Preferred Stock (the "Series C"). The Series C accrue dividends cumulatively at 10% per year. The Company shall redeem, at the request of the holder on or after March 31, 2004, 50% of the total number of shares of Series C and on or after March 31, 2005, 100% of the total number of shares at a rate of $500 multiplied by the number of Series C shares and dividing it by the conversion price of $1.4351512. The conversion price is adjustable based upon certain events described under the terms of the Series C. The liquidation value of the Series C is $500 per share. In connection with the sale of the Company in August 1999, all of these shares were converted into common stock of 24/7 Media, Inc. (see Note 11).

       Additionally, the Company entered into a Data Rights Agreement with Metromail on January 2, 1997, the terms of which included certain database technical support and consulting services by Metromail to the Company. During 1997, Metromail contributed approximately $151,000 of certain hardware pursuant to the Data Rights Agreement which was reflected as a capital contribution. The Data Rights Agreement was terminated in February 1999.

       STOCK OPTIONS-

       During 1997, the Company adopted the 1997 Stock Option Plan (the "Plan"). Under the Plan, 289,903 shares of common stock of the Company have been reserved for incentive stock options and nonqualified stock options. Awards may be granted to such directors, employees and consultants of the Company as the Compensation Committee of the Board of Directors shall in its discretion select. Options granted under the Plan have a ten year term. In general, options vest 25% on the date of grant and 25% on each anniversary date thereafter.

         The following is a summary of the Plan's stock option activity during the six months ending June 30, 1999 and 1998-

                                                                                                        Weighted
                                                                                                        Average
                                                                                                        Exercise
                                                                                       Shares            Price
                                                                                      ---------       -------------
           Outstanding as of January 1, 1998                                             96,678       $        3.88
              Granted                                                                    20,000                2.00
              Exercised                                                                      --                  --
              Cancelled                                                                      --                  --
                                                                                      ---------       -------------

           Outstanding as of June 30, 1998                                              116,678       $        3.56
                                                                                      =========       =============

           Outstanding as of January 1, 1999                                            207,834       $        2.47
              Granted                                                                   130,750                0.98
              Exercised                                                                      --                  --
              Cancelled                                                                  43,882                3.19
                                                                                      ---------       -------------

           Outstanding as of June 30, 1999                                              294,702       $        1.70
                                                                                      =========       =============

           Options Exercisable as of June 30, 1999                                      182,414       $        1.34
                                                                                      =========       =============

       As discussed in Note 2, the Company has adopted the disclosure provisions of SFAS No. 123 and continues to account for its stock options in accordance with APB Opinion No. 25. Had compensation for the Plan been determined consistent with the provisions of SFAS No. 123, the effect on the Company's net loss during the six months ended June 30, 1999 and 1998 would have been the following-

                                                                                        1999              1998
                                                                                      ---------       -------------
           Net loss, as reported                                                      $(918,661)      $  (1,151,803)
                                                                                      =========       =============

           Net loss, pro forma                                                        $(942,155)      $  (1,176,461)
                                                                                      =========       =============

         The weighted average fair value on the date of grant was $0.54 and $0.48 for options granted during 1999 and 1998, respectively. The fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for both 1999 and 1998-

           Expected option lives                     5 years
           Risk-free interest rates                    5.5%
           Expected volatility                          0%
           Dividend yield                               0%

(10)   BUSINESS RESTRUCTURING:

         In January 1998, the Company made a decision to discontinue the consumer merchandising division. The net income of this line of business was $5,234 and $223,813 for the six months ended June 30, 1999 and 1998, respectively. Substantially all of the assets disposed of were accounts receivable and inventory. In addition, the Company had certain accounts payable and accrued expenses related to this operation. The entire net amount was realized during the year ended December 31, 1998.

(11)   SALE OF BUSINESS:

         On August 17, 1999, 24/7 Media, Inc. acquired all of the outstanding capital stock of the Company for $52 million of 24/7 Media, Inc. stock. The number of shares issued was based on an exchange rate of
         0.312174547 per common share and 113.698333 per preferred share of the Company. As a result of the acquisition, the Company will be merged with 24/7 Mail, an independent subsidiary of 24/7 Media, Inc.

                          MUSIC MARKETING NETWORK, INC.

                               (D/B/A CONSUMERNET)


  FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                  TOGETHER WITH


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Shareholders of

         Music Marketing Network, Inc.:


We have audited the accompanying balance sheets of Music Marketing Network, Inc. (the Company) as of December 31, 1998 and 1997, and the related statements of operations, shareholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




Roseland, New Jersey
September 9, 1999

                          MUSIC MARKETING NETWORK, INC.

                               (D/B/A CONSUMERNET)

                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1998 AND 1997

                                         ASSETS                                                1998               1997
                                         ------                                             -----------       -----------
CURRENT ASSETS:
   Cash and cash equivalents                                                                $    35,847       $     7,285
   Accounts receivable, less allowance for doubtful accounts of $112,971 and $30,662,
     as of December 31, 1998 and 1997, respectively                                             439,810           419,154
   Prepaid and other current assets                                                              59,610            29,192
   Net assets from discontinued operations                                                           --            64,188
                                                                                            -----------       -----------

                Total current assets                                                            535,267           519,819

PROPERTY AND EQUIPMENT, net                                                                     148,449           188,791

OTHER ASSETS                                                                                     33,244            49,950
                                                                                            -----------       -----------

                Total assets                                                                $   716,960       $   758,560
                                                                                            ===========       ===========

                         LIABILITIES AND SHAREHOLDERS' DEFICIT

LIABILITIES:
   Current liabilities-
     Convertible note payable                                                               $ 1,770,000       $   150,000
     Loans payable                                                                              150,000                --
     Note payable                                                                               150,000                --
     Accounts payable                                                                           876,090           370,160
     Accrued liabilities                                                                      1,159,004         1,116,821
     Deferred revenue                                                                            34,347            30,197
                                                                                            -----------       -----------

                Total current liabilities                                                     4,139,441         1,667,178
                                                                                            -----------       -----------

SHAREHOLDERS' DEFICIT:
   Common stock, $.01 par value - 5,000,000 shares authorized, 2,609,126 shares issued
     and outstanding                                                                             26,091            26,091
   Convertible preferred stock, Series A, $0.01 par value, 2,500 shares authorized,
     2,500 issued and outstanding                                                                    25                25
   Convertible preferred stock, Series B, $0.01 par value, 500 shares authorized, 500
     issued and outstanding                                                                           5                 5
   Additional paid-in capital                                                                 3,226,405         3,226,405
   Accumulated deficit                                                                       (6,675,007)       (4,161,144)
                                                                                            -----------       -----------

                 Total shareholders' deficit                                                 (3,422,481)         (908,618)
                                                                                            -----------       -----------

                 Total liabilities and shareholders' deficit                                $   716,960       $   758,560
                                                                                            ===========       ===========


      The accompanying notes are an integral part of these balance sheets.

                          MUSIC MARKETING NETWORK, INC.

                               (D/B/A CONSUMERNET)


                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                1998               1997
                                                             -----------       -----------
REVENUES                                                     $ 2,430,703       $ 1,788,430
                                                             -----------       -----------

COST OF REVENUES                                               2,043,168         1,403,013
                                                             -----------       -----------
                   Gross profit                                  387,535           385,417

OPERATING EXPENSES:
   Sales and marketing                                           482,941           463,580
   General and administrative                                  2,133,419         2,502,879
                                                             -----------       -----------
                Total operating expenses                       2,616,360         2,966,459
                                                             -----------       -----------
                Loss from operations                          (2,228,825)       (2,581,042)

INTEREST EXPENSE (INCOME)                                        146,885            (6,466)
                                                             -----------       -----------

                Loss before discontinued operations and
                  provision for income taxes                  (2,375,710)       (2,574,576)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS                       165,918          (488,028)
                                                             -----------       -----------
                Loss before provision for income taxes        (2,209,792)       (3,062,604)

PROVISION FOR INCOME TAXES                                         4,071             2,183
                                                             -----------       -----------
                Net loss                                     $(2,213,863)      $(3,064,787)
                                                             ===========       ===========


        The accompanying notes are an integral part of these statements.

                          MUSIC MARKETING NETWORK, INC.

                               (D/B/A CONSUMERNET)


                       STATEMENTS OF SHAREHOLDERS' DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                      Convertible
                                                                    Preferred Stock           Additional
                                                   Common       -----------------------        Paid-in          Accumulated
                                                    Stock       Series A       Series B         Capital           Deficit
                                                  --------      --------      ----------      -----------       -----------
BALANCE AS OF JANUARY 1, 1997                     $ 26,091      $     --      $       --      $   161,909       $  (824,850)
   Conversion of note payable into
     Series A Preferred Stock                           --             7              --          612,793                --
   Contributions from shareholders for
     Series A Preferred Stock                           --            18              --        1,799,982                --
   Contributions from shareholders for
     Series B Preferred Stock                           --            --               5          499,995                --
   Contributions under data rights agreement
                                                        --            --              --          151,726                --
   Dividends on Series A and Series B
     Preferred Stock                                    --            --              --               --          (271,507)
   Net loss                                             --            --              --               --        (3,064,787)
                                                  --------      --------      ----------      -----------       -----------

BALANCE AS OF DECEMBER 31, 1997
                                                    26,091            25               5        3,226,405        (4,161,144)

    Dividends on Series A and Series B
       Preferred Stock                                  --            --              --               --          (300,000)
    Net loss                                            --            --              --               --        (2,213,863)
                                                  --------      --------      ----------      -----------       -----------

BALANCE AS OF DECEMBER 31, 1998
                                                  $ 26,091      $     25      $        5      $ 3,226,405       $(6,675,007)
                                                  ========      ========      ==========      ===========       ===========


        The accompanying notes are an integral part of these statements.

                          MUSIC MARKETING NETWORK, INC.

                               (D/B/A CONSUMERNET)


                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                       1998               1997
                                                                                    -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                         $(2,213,863)      $(3,064,787)
   Adjustments to reconcile net loss to net cash used in operating activities-
       Depreciation and amortization                                                     82,390            49,158
       Changes in operating assets and liabilities-
         (Increase) decrease in accounts receivable                                     (20,656)          355,623
         Decrease in inventory                                                               --            15,003
         Increase in prepaids and other current assets                                  (30,418)          (17,074)
         Decrease (increase) in net assets from discontinued operations                  64,188           (64,188)
         Decrease (increase) in other assets                                             16,706           (25,000)
         Increase in accounts payable                                                   505,930           122,637
         (Decrease) increase in accrued liabilities                                    (257,817)          281,599
         Increase (decrease) in deferred revenue                                          4,150            (7,784)
                                                                                    -----------       -----------
                    Net cash used in operating activities                            (1,849,390)       (2,354,813)
                                                                                    -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                  (42,048)          (32,870)
                                                                                    -----------       -----------
                    Net cash used in investing activities                               (42,048)          (32,870)
                                                                                    -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of note payable                                                                 --          (200,000)
   Contributions from preferred shareholders                                                 --         2,300,000
   Proceeds from convertible note payable                                             1,620,000           150,000
   Proceeds from loans payable                                                          150,000                --
   Proceeds from note payable                                                           150,000                --
   Payment of notes payable to shareholders                                                  --           (48,000)
                                                                                    -----------       -----------
                    Net cash provided by financing activities                         1,920,000         2,202,000
                                                                                    -----------       -----------

                    Net increase (decrease) in cash and cash equivalents                 28,562          (185,683)

CASH AND CASH EQUIVALENTS, beginning of year                                              7,285           192,968
                                                                                    -----------       -----------

CASH AND CASH EQUIVALENTS, end of year                                              $    35,847       $     7,285
                                                                                    ===========       ===========


                                       -2-


                                                                                       1998              1997
                                                                                    -----------       -----------

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the year for-
     Interest                                                                       $     8,385       $     6,466
     Taxes                                                                                   --                --
                                                                                    ===========       ===========

   Noncash financing activities-
     Conversion of notes payable to equity, net of deferred financing costs
                                                                                    $        --       $   612,800
                                                                                    ===========       ===========

     Dividends declared but not paid                                                $   300,000       $   271,507
                                                                                    ===========       ===========


        The accompanying notes are an integral part of these statements.

                          MUSIC MARKETING NETWORK, INC.

                               (D/B/A CONSUMERNET)


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

(1)  NATURE OF OPERATIONS:

       Music Marketing Network, Inc. (d/b/a ConsumerNet) (the "Company") was incorporated on February 3, 1992 as a C corporation and has no subsidiaries.

       The Company originally operated solely in the music industry. The Company has the following two principal divisions: marketing services, which includes consumer merchandising, and consumer information management. As discussed in Note 10, a decision was made in January 1998 to discontinue consumer merchandising.

       The Company provides a wide variety of integrated services to music artists, record labels, distributors, retailers, publishers and other entertainment companies.

       During 1998, the Company entered into e-mail marketing and is now a leading provider of e-mail marketing solutions. The Company acquires, manages and markets self-reported consumer preference information from both online and offline data sources, creating one of the industry's largest "opt-in" cooperative database of demographic and psychographic consumer preference information. The Company's database consists of consumers who have provided self-reported information in more than 20 major categories. Merging its technological and database management expertise, the Company generates in-depth consumer profiles that reveal behavioral purchasing patterns. These findings enable the Company's clients to target promotions to consumers.

(2)  SIGNIFICANT ACCOUNTING POLICIES:

       FINANCIAL INSTRUMENTS-

       The fair value of financial instruments, consisting of investments in cash and cash equivalents, receivables, obligations under accounts payable and debt instruments, approximates fair value at December 31, 1998 and 1997.

       USE OF ESTIMATES-

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       REVENUE RECOGNITION-

       Revenue is recognized as earned, which coincides with the completion of projects.

       CASH AND CASH EQUIVALENTS-

       The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

       CONCENTRATIONS OF CREDIT RISK-

       In 1998, the two largest customers accounted for 13% and 10% of revenues, respectively.

       PROPERTY AND EQUIPMENT-

       Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method over three to seven years.

       Property and equipment at December 31, 1998 and 1997 are as follows-

                                           1998            1997
                                         ---------       ---------

           Machinery and equipment       $ 323,978       $ 284,098
           Furniture and fixtures            9,412           7,242
           Accumulated depreciation       (184,941)       (102,549)
                                         ---------       ---------
                                         $ 148,449       $ 188,791
                                         =========       =========

       Depreciation expense for the year ended December 31, 1998 and 1997 was $82,390 and $49,158, respectively.

       RECENTLY ISSUED ACCOUNTING STANDARDS-

       In June 1997, SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" were issued and are effective for periods beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting comprehensive income and its components. SFAS No. 131 establishes standards for reporting financial and descriptive information regarding an enterprise's operating segments. These standards increase financial reporting disclosures and had no impact on the Company's financial position or results of operations.

       In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-5 ("SOP 98-5"). "Reporting on the Costs of Start-Up Activities." SOP 98-5 is effective for fiscal years beginning after December 15, 1998. The Company does not believe that adoption of SOP 98-5 will have a material impact on the financial position or results of operations.

(3)  CONVERTIBLE NOTE PAYABLE:

       On December 29, 1997, Metromail Corp. ("Metromail") agreed to lend to the Company up to $1,500,000 under a convertible note payable (the "Note"). Advances under the Note are payable on demand and bear interest at 10%. The Note is convertible at the holder's option into shares of common stock based on the then conversion price, as defined, on the date of conversion. The Note automatically converts to common stock upon an initial public offering. As of December 31, 1997, $150,000 was outstanding under the Note.

       During the year ended December 31, 1998, Metromail advanced $1,350,000 of the remaining amounts under the Note. Also, during 1998, Metromail advanced an additional $270,000 to the Company resulting in total borrowings from Metromail of $1,770,000 (collectively, "The Notes") as of December 31, 1998.

       In connection with the borrowings under the Note, the Company issued 1,058,869 warrants to purchase common stock of the Company at an exercise price of $1.00 per share, which was in excess of fair market at the time of issuance. At the time of the borrowings, the Company attributed no value to these warrants. In 1999, all of the outstanding warrants were cancelled in connection with the Company's recapitalization.

       In February 1999, the Note plus accrued interest and approximately $80,000 of shareholders contributions were converted into a $2,000,000 promissory note due at various dates through 2005, bearing interest at 10% and collateralized by all of the assets of the Company. The promissory note was subordinated to any amount owing by the Company up to $550,000 with a lender for the purpose of obtaining working capital. The promissory note was paid in cash and stock in August 1999.

(4)  LOANS PAYABLE:

       During 1998, one stockholder and two investors advanced $150,000 to the Company under a loan payable. The loans matured on March 15, 1999. The loans bore interest at a stated amount of $15,000 in total. During 1999, $130,000 of these loans were converted into common stock. The remaining $20,000 was paid in full.

(5)  NOTE PAYABLE:

       On January 30, 1998, the Company entered into a $150,000 demand note with Atlas Communications, Ltd. The demand note bears interest at a variable rate equal to the prime rate plus 2% (7.75% at December 31, 1998) per annum. The demand note was to be utilized for potential joint ventures with Atlas.

(6)  INCOME TAXES:

       The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which utilizes the asset and liability approach to measure income tax expense. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of certain assets and liabilities.

       The components of the Company's net deferred income tax assets at December 31, 1998 and 1997 are primarily net operating loss carryforwards, allowance for doubtful accounts and depreciation. The net operating loss carryforwards at December 31, 1998 amounted to approximately $5,300,000 and expire at various dates through the year 2018.

       Based upon the Company's historical taxable income record, management does not believe that it is more likely than not that the Company will realize any benefit of the net deferred tax assets at December 31, 1998 and 1997. Accordingly, a full valuation allowance has been recorded against the net deferred tax asset at December 31, 1998 and 1997.

(7)  OPERATING LEASES:

       The Company leases its office and warehouse facilities and certain equipment under noncancelable lease agreements. The lease on the Company's main office facilities expires in 2003; all other leases expire through 2001. The typical lease period is one to five years and most leases contain renewal options. Rent expense for operating leases was $241,878 and $225,464 for the years ended December 31, 1998 and 1997, respectively.

       Commitments for all noncancelable operating leases are as follows-

                   1999                              $     211,253
                   2000                                    193,210
                   2001                                    170,066
                   2002                                    135,225
                                                     -------------

                   Total minimum lease commitments   $     709,754
                                                     =============

(8)  SHAREHOLDERS' DEFICIT:

       On January 2, 1997, the Initial Closing under the Purchase Agreement for the issuance of 2,500 shares of Series A Convertible Preferred Stock (the "Series A") was executed via the conversion of the Company's $700,000 bridge note payable, net of approximately $87,200 of deferred financing costs, to Metromail into Series A and receipt of approximately $1,800,000 in cash. In October 1997, Metromail purchased 500 shares of Series B Convertible Preferred Stock (the "Series B") for $500,000 cash. In conjunction with the Initial Closing, the Company also amended its articles of incorporation to increase the number of authorized common shares from 100 to 5,000,000.

       The Series A and Series B are convertible into common stock at a conversion rate of $3.8351 and $2.2953 per share, respectively. The Series A and Series B are convertible at any time at the option of the holder. The Series A and Series B accumulate dividends at a rate of 10% per share. During 1998 and 1997, the Company accumulated $300,000 and $271,507 of preferred dividends related to the Series A and Series B (see
       Note 10).

       In June 1999, the Company amended its Restated Certificate of Incorporation to increase its authorized shares of common stock $0.01 par value from 5,000,000 to 10,000,000. In addition, the Company authorized 3,000 shares of $0.01 par value Series C Preferred Stock (the Series C). The Series C accrue dividends cumulatively at 10% per year. The Company shall redeem, at the request of the holder on or after March 31, 2004, 50% of the total number of shares of Series C and on or after March 31, 2005, 100% of the total number of shares outstanding of Series C. The Series C shares are also convertible into common stock at a rate of $500 multiplied by the number of Series C shares and dividing it by the conversion price of $1.4351512. The conversion price is adjustable based upon certain events described under the terms of the Series C. The liquidation value of the Series C is $500 per share.

       Additionally, the Company entered into a Data Rights Agreement with Metromail on January 2, 1997, the terms of which included certain database technical support and consulting services by Metromail to the Company. During 1997, Metromail contributed approximately $150,000 of certain hardware pursuant to the Data Rights Agreement that was capitalized in fixed assets and reflected as a capital contribution within equity. The Data Rights Agreement was terminated in February 1999.

       STOCK OPTIONS-

       During 1997, the Company adopted the 1997 Stock Option Plan (the "Plan"). Under the Plan, 289,903 shares of common stock of the Company have been reserved for incentive stock options and nonqualified stock options. Awards may be granted to such directors, employees and consultants of the Company as the Compensation Committee of the Board of Directors shall in its discretion select. Options granted under the Plan have a ten year term. In general, options vest 25% on the date of grant and 25% on each anniversary date thereafter.

       The following is a summary of the Plan's stock option activity-

                                                                                 Weighted
                                                                                  Average
                                                                                 Exercise
                                                            Shares                 Price
                                                            ------           -----------------
           Outstanding as of January 1, 1997                     --                $  --

              Granted                                        96,678                 3.88
              Exercised                                          --                   --
              Cancelled                                          --                   --
                                                            -------                -----

           Outstanding as of December 31, 1997               96,678                 3.88

              Granted                                       156,200                 2.00
              Exercised                                          --                   --
              Cancelled                                      45,044                 3.88
                                                            -------                -----

           Outstanding as of December 31, 1998              207,834                $2.47
                                                            =======                =====

           Options Exercisable as of December 31, 1998       77,976                $2.47
                                                            =======                =====

       As discussed in Note 2, the Company has adopted the disclosure provisions of SFAS No. 123 and continues to account for its stock options in accordance with APB Opinion No. 25. Had compensation for the Plan been determined consistent with the provisions of SFAS No. 123, the effect on the Company's net loss would have been the following-

                                         1998              1997
                                      -----------       -----------

           Net loss, as reported      $(2,213,863)      $(3,064,787)
                                      ===========       ===========
           Net loss, pro forma        $(2,258,860)      $(3,087,069)
                                      ===========       ===========

       The weighted average fair value on the date of grant was $0.92 and $0.48 for options granted during 1998 and 1997, respectively. The fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for both 1998 and 1997-

           Expected option lives                   5 years
           Risk-free interest rates                  5.5%
           Expected volatility                        0%
           Dividend yield                             0%

(9)    BUSINESS RESTRUCTURING:

       In January 1998, the Company made a decision to discontinue the consumer merchandising division. The net income (loss) of this line of business were $165,918 and ($488,028) for the year ended December 31, 1998 and 1997, respectively. Substantially all of the assets disposed of were accounts receivable and inventory. In addition, the Company had certain accounts payable and accrued expenses related to this operation. The net amount of approximately $64,000 has been reflected in the accompanying balance sheets as net assets discontinued operations as of December 31, 1997. This entire amount was realized during the year ended December 31, 1998.

(10)   RECAPITALIZATION:

       In June 1999, the Company entered into a recapitalization agreement with Metromail whereby all of the outstanding Series A and Series B Convertible Preferred Stock were converted into 3,000 shares of Series C Convertible Preferred Stock. The terms of the Series C are more fully described in Note 8. In connection with this recapitalization, the accumulated and unpaid dividends on the Series A and Series B were reduced by 50%.

(11)   SALE OF BUSINESS:

       On August 17, 1999, 24/7 Media, Inc., acquired all of the outstanding capital stock of the Company for approximately $52 million of 24/7 Media, Inc. common stock. The number of shares issued was based on an exchange rate of 0.312174547 per common share and 113.698333 per preferred share of the Company. As a result of the acquisition, the Company will be merged with 24/7 Mail, an independent subsidiary of 24/7 Media, Inc.